Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form 10-12G/A, of our report dated February 5, 2014, of Dynamic Applications Corp. (A Development Stage Company) relating to the financial statements as of December 31, 2012 and 2011, and the reference to our firm under the caption "Experts" in the Registration Statement.

/s/M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas

February 5, 2014